EXHIBIT 3.120

                            CERTIFICATE OF FORMATION
                      OF 700 GROVE STREET URBAN RENEWAL LLC

         THE UNDERSIGNED, of the age of eighteen (18) years or over, for the purpose of forming a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, Title 42:2B-1, et seq., of the New Jersey Statutes, and the New Jersey Long Term Tax Exemption Law, Title 40A:20-1, et seq., of the New Jersey Statutes, does hereby execute the following Certificate of Formation:

1. Name of Limited Liability Company: 700 GROVE STREET URBAN RENEWAL LLC (the "Company").

2.       The purpose for which the Company is organized is:

         To operate under the Long Term Tax Exemption Law (Title 40A:20-1, et seq.) (the "Act") and to initiate and conduct projects for the redevelopment of a redevelopment area pursuant to a redevelopment plan, or projects necessary, useful, or convenient for the relocation of residents displaced or to be displaced by the redevelopment of all or part of one or more redevelopment areas, or low and moderate Income housing projects, and, when authorized by financial agreement with the municipality, to acquire, plan, develop, construct, alter, maintain or operate housing, senior citizen housing, business, industrial, commercial, administrative community, health, recreational, educational or welfare projects, or any combination of two or more of these types of improvement in a single project, under such conditions as to use, ownership, management and control as regulated pursuant to the Act.

3. Date of formation: The date upon which this certificate of formation is filed in the office of the State Treasurer of New Jersey.

4.       Registered Agent Name & Address :  Joseph Caulfield
                                            1 Henderson Street
                                            Hoboken, New Jersey 07030

5.       Dissolution date: Perpetual existence.

         For so long as the Company is obligated under financial agreement with the City of Jersey City made pursuant to the Act, the Company shall engage in no business other than the ownership, management and control of the project described in the financial agreement with the City of Jersey City.

         The Company has been organized to serve a public purpose and its operations shall be directed toward: (1) the redevelopment of redevelopment areas, the facilitation of the relocation of residents displaced or to be displaced by redevelopment, or the conduct of low and moderate income housing projects; and (2) the acquisition, management and operation of a project, redevelopment relocation housing project, or low and moderate income housing project under the Act. The Company shall be subject to regulation by the City of Jersey City, and to a limitation on profits or dividends for so long as it remains the owner of a project subject to the Act.

         The company shall not voluntarily transfer more than 10% of the ownership of the project or any portion thereof, undertaken by it under the Act, until It has first removed both itself and the project from all restrictions of the Act in the manner required by this Act and, if the project, includes housing units has obtained the consent of the Commissioner of the Department of Community Affairs to such transfer, with the exception of any transfer to another urban renewal entity, as approved by the City of Jersey City, which other urban renewal entity shall assume all contractual obligations of the transferor entity under the financial agreement with the City of Jersey City.

         The Company shall file annually with the governing body of the City of Jersey City a disclosure of the persons having an ownership interest in the Project and the extent of the ownership held by each.

         The Company is subject to the provisions of Section 18 of the Act respecting the powers of the City of Jersey City to alleviate financial difficulties of the urban renewal entity or to perform actions on behalf of the entity upon a determination of financial emergency.

         Any housing units constructed or acquired by the Company shall be managed subject to the supervision of, and rules adopted by, the Commissioner of the Department of Community Affairs.

The undersigned represent(s) that this filing complies with requirements of N.J S.A. 42-2B-1 et seq. The undersigned hereby represent(s) that it is authorized to sign this certificate on behalf of the Company.

                                                700 GROVE STREET, LLC


                                                By: /s/ Joseph C. Caulfield
                                                    ---------------------------
                                                        Joseph C. Caulfield

                                                Dated:  April 9, 2002




                                       -2-